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                                                                     EXHIBIT 1.1

                        AMLI RESIDENTIAL PROPERTIES TRUST
                                1,000,000 SHARES

                         CONTROLLED EQUITY OFFERING(SM)

                                 SALES AGREEMENT

                                                                    May 12, 2005

CANTOR FITZGERALD & CO.
110 E. 59th Street
New York, NY 10022

Ladies and Gentlemen:

      AMLI RESIDENTIAL PROPERTIES TRUST, a Maryland statutory real estate investment trust (the "COMPANY") and AMLI Residential Properties, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), confirm their agreement (this "AGREEMENT") with Cantor Fitzgerald & Co. ("CF&CO"), as follows:

   1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through CF&Co, acting as agent and/or principal, up to ONE MILLION (1,000,000) of the Company's common shares of beneficial interest, par value $0.01 per share (the "COMMON SHARES" or the "SHARES"); provided, however, that, in no event shall the aggregate market value of the Common Shares registered pursuant to the Registration Statement (as defined below) sold in an "at the market" offering (as defined in Section 3 below) hereunder or any other similar arrangement exceed $69,520,040. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number and aggregate market value of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and CF&Co shall have no obligation in connection with such compliance. The issuance and sale of Shares through CF&Co will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the "COMMISSION").

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "SECURITIES ACT"), with the Commission a registration statement on Form S-3 (File No. 333-123966), including a base prospectus, with respect to the Shares and other securities of the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "EXCHANGE ACT"). The Company has prepared a prospectus supplement (the "PROSPECTUS Supplement") to the base prospectus included as part of such registration statement. The Company will furnish to CF&Co within three days of the date of this Agreement, for use by CF&Co, copies of one or more prospectuses included as part of such

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registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and also including any other registration statement filed pursuant to Rule 462(b) under the Securities Act, collectively, are herein called the "REGISTRATION STATEMENT," and the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the "PROSPECTUS." Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR").

As described in the Prospectus, the Company owns partnership interests in the Operating Partnership. The term "SERVICE COMPANIES" includes Amli Management Company (the "MANAGEMENT COMPANY"), Amli Institutional Advisors, Inc. ("AIA") and Amli Residential Construction, LLC ("AMRESCON"). Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Prospectus.

   2. Placements. Each time that the Company wishes to issue and sell Shares hereunder (each, a "PLACEMENT"), it will notify CF&Co of the proposed terms of such Placement. If CF&Co wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, CF&Co will issue to the Company a written notice setting forth the terms that CF&Co is willing to accept, including without limitation the number of Shares ("PLACEMENT SHARES") to be issued, the manner(s) in which sales are to be made, the date or dates on which such sales are anticipated to be made, any minimum price below which sales may not be made, and the capacity in which CF&Co may act in selling Placement Shares hereunder (as principal, agent or both) (a "PLACEMENT NOTICE"), the form of which is attached hereto as Schedule 1. The amount of any discount, commission or other compensation to be paid by the Company to CF&Co shall be equal to (i) two percent (2.0%) of gross proceeds of the sale of the first 150,000 Placement Shares issued and sold hereunder in any calendar month and
(ii) three percent (3.0%) of gross proceeds of the sale of any Placement Shares issued and sold hereunder in excess 150,000 Placement Shares in any calendar month. The terms set forth in a Placement Notice will not be binding on the Company or CF&Co unless and until the Company delivers written notice of its acceptance of all of the terms of such Placement Notice (an "ACCEPTANCE") to CF&Co; provided, however, that neither the Company nor CF&Co will be bound by the terms of a Placement Notice unless the Company delivers to CF&Co an Acceptance with respect thereto prior to 4:30 p.m. (New York time) on the Business Day (as defined below) following the

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Business Day on which such Placement Notice is delivered to the Company. Written notice of Acceptance may be accomplished via verifiable facsimile transmission. It is expressly acknowledged and agreed that neither the Company nor CF&Co will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until CF&Co delivers a Placement Notice to the Company and the Company accepts such Placement Notice by means of an Acceptance, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

   3. Sale of Placement Shares by CF&Co. Subject to the terms and conditions herein set forth, upon the Acceptance of a Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement, CF&Co will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. CF&Co will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of deductions made by CF&Co (as set forth in Section 5(a)) from gross proceeds that it receives from such sales. CF&Co may sell Placement Shares by any method permitted by law deemed to be an "at the market" offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the New York Stock Exchange (the "EXCHANGE"), on any other existing trading market for the Common Shares or to or through a market maker or through an electronic communications network. CF&Co may also sell Placement Shares in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, and (ii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, "TRADING DAY" means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

   4. Suspension of Sales.

      (a) The Company or CF&Co may, upon notice to the other party in writing (including by email correspondence if receipt of such correspondence is actually acknowledged by the party to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party's obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the Parties agrees that no such notice shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.

      (b) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of Placement Shares under this Agreement and

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any Placement Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

   5. Settlement.

      (a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such other day as is industry practice for regular-way trading) following the date on which such sales are made (each, a "SETTLEMENT DATE"). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold ("NET PROCEEDS") will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) CF&Co's commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof,
(ii) any other amounts due and payable by the Company to CF&Co hereunder pursuant to Section 7(g) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

      (b) Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co's or its designee's (provided CF&Co shall have given the Company written notice of such designee prior to the Settlement
Date) account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, CF&Co will deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to CF&Co any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

   6. Representations and Warranties of the Company. Each of the Company and the Operating Partnership jointly and severally represents and warrants to, and agrees with, CF&Co that as of the date of this Agreement and as of each Representation Date (as defined in Section 7(m) below) on which a certificate is required to be delivered pursuant to Section 7(m) of this Agreement, as the case may be:

      (a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has been filed with the Commission and has been declared effective under the Securities Act. The Registration Statement has named CF&Co as an underwriter, acting as principal and/or agent that the Company might engage in the section entitled "Plan of Distribution". The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The Prospectus Supplement has been or will be so prepared and will be filed pursuant to Rule 424(b) of the

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Securities Act. Copies of the Registration Statement, the Prospectus, and any
such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or made available, to CF&Co and their counsel. The Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus. The Common Shares are currently listed on the Exchange under the trading symbol "AML".

      (b) Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, and the Prospectus, and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Settlement Date, conformed or will conform in all material respects with the requirements of the Securities Act. Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, did not, or will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, written information concerning CF&Co that was furnished in writing to the Company by CF&Co specifically for use in the preparation thereof. There are no contracts or other documents required to be described in the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which have not been described or filed or incorporated by reference as required.

      (c) The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when they became or become effective under the Securities Act or were or are filed with the Commission under the Securities Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

      (d) The Prospectus delivered to CF&Co for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

      (e) (i) As described in the Prospectus, the Company is and will be the sole general partner of, and does and will (before taking into account of any conversion of outstanding units in the Operating Partnership (the "UNITS") for Common Shares or exercises of outstanding convertible securities of the Company or the Operating Partnership during the term of this Agreement) own a substantial majority of the partnership interests in the Operating Partnership,
(ii) except as described in the Prospectus, the Operating Partnership does and will directly, indirectly or through co-investment joint ventures own each of the multi-family apartment communities (the "PROPERTIES") defined in the Prospectus as "THE COMMUNITIES" (except for Downtown Austin which is subject to a ground lease (the "GROUND LEASE")), (iii) the Operating Partnership is and will be the sole general partner (except in the case of co-investment joint ventures which constitute general partnerships) or managing member of each of the co-investment

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joint ventures (the "CO-INVESTMENT JOINT VENTURES") which own the Co-Investment
Communities as described in the Prospectus, (iv) except as may be otherwise set forth in the Prospectus, the Operating Partnership does and will own (A) 100% of the capital stock of AIA, (B) 100% of the preferred stock of the Management Company and (C) 1,000 of the 1,056 outstanding shares of common stock of the Management Company, and the Management Company does own and will own 100% of the membership interests in Amrescon and (v) the Operating Partnership does and will own certain parcels of land described in the Prospectus upon which it intends to commence development (the "LAND PARCELS"). For purposes of this Agreement, the Service Companies and the Co-Investment Joint Ventures are collectively referred to as the "SUBSIDIARIES."

      (f) The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, properties, prospects, financial condition, or results of operations of the Company, the Operating Partnership, and the Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT") and has full trust power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by any jurisdictions in which it owns or leases property or conducts business.

      (g) Each of the Service Companies has been duly incorporated, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. All of the issued shares of capital stock of each of AIA and the Management Company have been duly and validly authorized and issued, are fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims.

      (h) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation, has the partnership power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Operating Partnership and the other subsidiaries identified in the Registration Statement are the only subsidiaries of the Company required to be

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identified as such in the Company's Annual Report on Form 10-K pursuant to Item
601 of Regulation S-K.

      (i) Each Co-Investment Joint Venture has been duly formed and is validly existing as a limited or general partnership or limited liability company, as the case may be, in good standing (in the case of each limited partnership or limited liability company) under the laws of the jurisdiction of its formation, has the partnership power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As of the Closing Date or any Option Closing Date, as applicable, all of the partnership or limited liability company interests of each Co-Investment Joint Venture will be duly authorized for issuance and validly issued and fully paid, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Each partnership agreement relating to a Co-Investment Joint Venture is in full force and effect.

      (j) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

      (k) The execution and delivery by the Company and the Operating Partnership of, and the performance by each of the Company and the Operating Partnership of its obligations under, this Agreement will not contravene any provision of applicable law or the declaration of trust or by-laws of the Company or the partnership agreement of the Operating Partnership or any agreement or other instrument binding upon the Company, the Operating Partnership and the Subsidiaries that is material to the Company, the Operating Partnership and the Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, the Operating Partnership or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by either of the Company or the Operating Partnership of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

      (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, from that set forth in the Prospectus.

      (m) As of December 31, 2004, the Company had an authorized, issued and outstanding capitalization as set forth in its statements of financial condition included in the Company's most recent Annual Report on Form 10-K. All of the issued and outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

      (n) The shares of beneficial interest of the Company, including the Placement Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the

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instruments defining the same. The certificates for the Placement Shares are in due and proper form.

      (o) The Placement Shares have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act.

      (p) Except as set forth in the Registration Statement and the Prospectus,
(i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a "PERSON"), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Shares or any other shares of beneficial interest or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, or any other rights (whether pursuant to a "poison pill" provision or otherwise) to purchase any Common Shares or any other shares of beneficial interest or other securities of the Company, (iii) except as pursuant to an agreement with Stifel, Nicolaus & Co. Incorporated, no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated hereby or otherwise, and (iv) no Person has the right, contractual or otherwise, to require the Company to include any Common Shares or any other shares of beneficial interest or other securities of the Company in the Registration Statement or the offering contemplated thereby, as a result of the filing or effectiveness of the Registration Statement.

      (q) KPMG LLP, who have audited certain financial statements of the Company and its subsidiaries, are independent registered public accountants with respect to the Company within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).

      (r) Since the effective date on April 22, 2005 of the registration statement filed pursuant to the Securities Act, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. As of the date of this Agreement, the aggregate market value of the Company's voting stock held by nonaffiliates of the Company was equal to or greater than $150 million.

      (s) The Common Shares are an "actively-traded security" excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection
(c)(1) of such rule.

      (t) Subsequent to the respective dates as of which information is given in, or incorporated by reference into, the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development that is likely to cause a Material Adverse Change, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions in the ordinary course of business consistent with past practices, or as described in the Registration Statement and the Prospectus, (iii) any obligation, direct or

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contingent (including off-balance sheet obligations), that is material to the
Company and the Subsidiaries taken as a whole, except transactions in the ordinary course of business consistent with past practices or as described in the Registration Statement and the Prospectus, or (iv) any change in the number of authorized shares of beneficial interest or, except for obligations incurred in the ordinary course of business, outstanding indebtedness of the Company. The Company has no material contingent obligation (including off-balance sheet obligations) that is not disclosed in the Registration Statement or the Prospectus.

      (u) The Company has not defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults could reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its most recent Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or
(ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults could reasonably be expected to have a Material Adverse Effect.

      (v) At the time of purchase, the Placement Shares will be approved for listing on the Exchange, subject to official notice of issuance, or the Company will have filed an application for listing of the Shares on the Exchange. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or the listing of the Common Shares on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

      (w) Neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers, Inc. ("NASD")) any member firm of the NASD.

      (x) The Company has not relied upon CF&Co or legal counsel for CF&Co for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

      (y) On each Representation Date (as defined in Section 7(m) below), the Company shall be deemed to have confirmed (i) the accuracy and completeness, as of such date, of each representation and warranty made by it in this Agreement except for the representations and warranties that speak solely to a specific date which shall be true and correct as of such date; and (ii) that the Company has complied with all of the agreements to be performed by it hereunder at or prior to such date.

      (z) Any certificate signed by any officer of the Company delivered to CF&Co or to counsel for CF&Co pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to CF&Co as to the matters covered thereby.

      (aa) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to CF&Co pursuant to this Agreement.

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      (bb) None of the Company or, to the Company's knowledge, the Operating
Partnership, any Subsidiary or any employee or agent of the Company or any Subsidiary, has made any payment of funds or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus. No relationship, direct or indirect, exists between or among the Company or, to the Company's knowledge, the Operating Partnership, any Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company's knowledge, any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

      (cc) Neither the Company nor the Operating Partnership is, after giving effect to the offering and sale of the Placement Shares, will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

      (dd) No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or any Subsidiary or any affiliate of them, on the one hand, and the directors, officers, stockholders or directors of the Company, the Operating Partnership, or any Subsidiary, on the other hand, that is required by the rules of the NASD to be described in the Registration Statement and the Prospectus that is not so described. Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company's knowledge, any Subsidiary or any affiliate of them to or for the benefit of any of the officers or directors of the Company or any Subsidiary or any of the members of the families of any of them. (ee) The Company is in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY ACT") and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

      (ff) The Company has retained KPMG as its independent registered public accountants.

      (gg) The Company is not a party to any agreement with an agent or underwriter for any other "at-the-market" or continuous equity transaction other than the Sales Agreement of even date herewith entered into with Stifel, Nicolaus &Co Incorporated.

      (hh) The Company acknowledges and agrees that CF&Co has informed the Company that CF&Co may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for its own account while this Agreement is in effect provided that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent CF&Co may engage in sales of Placement Shares purchased or deemed purchased from the Company as a "riskless principal" or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by CF&Co.

      (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein,
(A) there have been no transactions entered into by the Company, the Operating Partnership or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the

Properties (taken as a whole) or to the Company, (B) there has been no casualty loss or condemnation or other adverse event with respect to any Property that is material with respect to the Properties (taken as a whole), (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Service Companies on any class of their shares of beneficial interest or by the Operating Partnership or any Co-Investment Joint Venture with respect to their partnership interests, and (D) there has been no change in the shares of beneficial interest or capital stock of the Company or the Service Companies or in the partnership interests of the Operating Partnership or any Co- Investment Joint Venture, or any material increase in the indebtedness of the Company, the Operating Partnership or any of the Subsidiaries, taken as a whole.

      (jj) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

      (kk) The Company, the Operating Partnership and the Subsidiaries own or have a royalty-free license to use all of the trademarks, service marks and trade names (collectively, the "PROPRIETARY RIGHTS") presently employed by them in connection with the business now engaged by them or proposed to be engaged by them as described in the Prospectus, and neither the Company, the Operating Partnership nor the Subsidiaries have received any notice or are otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Proprietary Rights, or of any facts which would render any of the Proprietary Rights invalid or inadequate to protect the interest of the Company, the Operating Partnership or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

      (ll) Each of the Company, the Operating Partnership and the Subsidiaries possesses such certificates, authorizations or permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them or proposed to be operated by them as described in the Prospectus, and none of such entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

      (mm) Each of the Company, the Operating Partnership and the Subsidiaries
(i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

      (nn) Neither the Company nor the Operating Partnership has knowledge of
(a) the presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "HAZARDOUS MATERIALS") on any of the properties owned by it or any Subsidiaries in violation of law or in excess of regulatory action levels or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a Materially Adverse Effect; and in connection with the construction on or operation and use of the properties owned by the Company, the Operating Partnership or the Subsidiaries, none has any knowledge of any material failure to comply with all applicable local, state and Federal environmental laws, regulations, agency requirements, ordinances and administrative and judicial orders.

      (oo) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

      (pp) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

      (qq) Except as disclosed in the Prospectus, or except to the extent that the inaccuracy of any of the following, either individually or in the aggregate, would not have a Material Adverse Effect: (A) the Operating Partnership or the Co-Investment Joint Ventures (other than with respect to the Ground Lease) will have good and marketable fee simple title (or, with respect to Properties located in Texas, good and indefeasible title) to the land underlying each of the Properties and good and marketable title to the improvements thereon (in each case with title insurance thereon in full force and effect and which is adequate in accordance with industry standards) and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated subject only to Permitted Exceptions (as hereinafter defined); (B) the leases under which the Company, the Operating Partnership or the Subsidiaries will lease any property as lessee will be in full force and effect, and neither the Company, the Operating Partnership nor any Subsidiary will be in default in any material respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such entity's rights as lessee under any of such leases, or affecting or questioning any such entity's right to the continued possession or use of the properties under any such leases or asserting a default under any such leases; (C) all liens, charges or encumbrances on or affecting any of the Properties or the other property and assets of the Company, the Operating Partnership or any of the Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (D) neither the Company, the Operating Partnership, any Co-Investment Joint Venture nor, to the knowledge of the Company, the Operating Partnership or the Subsidiaries, any tenant of any of the Properties is in default under any of the leases pursuant to which the Operating Partnership or any Co-Investment Joint Venture, as lessor, will lease its Property and none of the Company, the Operating Partnership or any of the Subsidiaries knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (E) the Operating Partnership or the Co-Investment Joint Ventures (or the Management Company as agent for the Co-Investment Joint Ventures or the Operating Partnership) will be the lessor of all tenant leases at each of the Properties; (F) each of the Properties complies with all applicable Federal, state and local codes, laws and regulations including, without limitation, building and zoning codes, laws and regulations and laws relating to handicapped access to the Properties); (G) none of the Company, the Operating Partnership or any of the Subsidiaries has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner adversely affect the size of, use of, improvements on, construction on or access to the Properties; and
(H) neither the Company, the Operating Partnership nor any of the Subsidiaries has received from any governmental authority notice of any violation of any municipal, state or Federal law, rule or regulation (including relating to environmental matters) concerning the Properties or any part thereof which has not heretofore been cured. As used in this Agreement, "PERMITTED EXCEPTIONS" means: (i) real estate taxes and assessments not yet delinquent; (ii) covenants, restrictions, easements and other similar agreements, provided that the same are not violated by existing improvements or the current use and operation of a Property; (iii) zoning laws, ordinances and regulations, building codes, rules and other governmental laws, regulations, rules and orders affecting each Property, provided that the same are not violated by existing improvements or the current use and operation of a Property; (iv) any state of facts disclosed by the surveys relating to the Properties; (v) any minor imperfection of title which does not affect the current use, operation or enjoyment of a Property and does not render title to such Property unmarketable or uninsurable and does not impair the value of such Property; and (vi) mortgage financing as described in the Prospectus.

      (rr) (A) Except as set forth in the Prospectus, no person or entity will have an option or right of first refusal (except for buy sell or similar provisions, in the case of the Co-Investment Joint Ventures, as set forth in the partnership or limited liability company agreements of the partnerships or limited liability companies that own the Co-Investment Joint Ventures) to purchase all or any part of any Property or any interest therein; and (B) there is in effect for the Properties and other assets of the Company, the Operating Partnership and the Subsidiaries insurance coverages including title insurance) that are commercially reasonable and adequate for the types of assets and properties owned, operated or managed by them, and neither the Company, the Operating Partnership, nor any Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any of the Properties or such other assets.

      (ss) The statements set forth in the Registration Statement under the captions "Description of Common Shares", "Description of Preferred Shares", " Description of Securities Warrants", "Description of Provisions of Maryland Law and Our Declaration of Trust and Bylaws" and "Plan of Distribution" are, and the statements made in the Prospectus as amended or supplemented under corresponding or similar captions to the extent made are, insofar as such statements constitute a summary of the terms of the Securities and the laws and documents referred to therein, are accurate and complete in all material respects.

      (tt) Commencing with its taxable year ended December 31, 1994, the Company has been, and upon the sale of the Placement Shares, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "CODE"), and the Company's proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

      (uu) The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position, the results of operations, the statements of cash flows and the statements of shareholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply. Such financial statements and related schedules and notes have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made.

      (vv) Neither the Company, nor to its knowledge, any of its officers, directors or affiliates has taken, or will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Placement Shares or any security convertible into or exchangeable for Placement Shares to facilitate the sale or resale of any of the Placement Shares.

      (ww) The Company, the Operating Partnership, and each of the Subsidiaries have timely and duly filed all material Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company, the Operating Partnership, and each of the Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them whether or not such amounts are shown as due on any Tax Return). There are no Federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company, the Operating Partnership or any of the Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms "TAX" or "TAXES" mean (i) all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any governmental authority, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term "TAX RETURNS" means all Federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any governmental authority.

      (xx) There are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable Federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a Material Adverse Effect.

      (yy) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with United States generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (zz) No material labor dispute with the employees of the Company, the Operating Partnership or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened, which disputes would reasonably be expected to have a Material Adverse Effect; and none of the Company, the Operating Partnership and the Subsidiaries are aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers or collaborators of the Company or its subsidiaries that could have a Material Adverse Effect.

      (aaa) The Company, the Operating Partnership and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or the Company's, the Operating Partnership's or Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect. The Company, the Operating Partnership and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company, the Operating Partnership nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company, the Operating Partnership nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

      (bbb) The Company, the Operating Partnership and the Subsidiaries or any person acting on behalf of the Company, the Operating Partnership and the Subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company, the Operating Partnership and the Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

      (ccc) Each description of a contract, document or other agreement in the Registration Statement and the Prospectus fairly reflects in all respects the material terms of the underlying document, contract or agreement. Each agreement described in the Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company, the Operating Partnership or any Subsidiary, as the case may be, in accordance with its terms.

      (ddd) None of the Company, the Operating Partnership or the Subsidiaries is (i) in violation of its declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement or other governing document or
(ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, credit agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except for any default described in clause (ii) which would not have a Material Adverse Effect.

   7. Covenants of the Company. The Company covenants and agrees with CF&Co that:

      (a) After the date of this Agreement and during any period in which a Prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Securities Act, the Company will notify CF&Co promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon CF&Co's request, any amendments or supplements to the Registration Statement or Prospectus that, in CF&Co's reasonable judgment, may be necessary or advisable in connection with the offering or distribution of the Placement Shares by CF&Co (provided, however, that the failure of CF&Co to make such request shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co's right to rely on the representations and warranties made by the Company in this Agreement); the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares (except for annual, quarterly or periodic reports filed with the Commission pursuant to and in accordance with the Exchange Act) unless a copy thereof has been submitted to CF&Co a reasonable period of time before the filing and CF&Co has not reasonably objected thereto (provided, however, that the failure of CF&Co to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co's right to rely on the representations and warranties made by the Company in this Agreement); and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company's reasonable opinion or reasonable objections, shall be made exclusively by the Company).

      (b) The Company will advise CF&Co, promptly of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information with respect thereto, or after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

      (c) During any period in which a Prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to the offer and sale of the Placement Shares, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify CF&Co to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

      (d) During any period in which the Prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to the offer and sale of the Placement Shares, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as CF&Co reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

      (e) The Company will furnish to CF&Co and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as CF&Co may from time to time reasonably request and, at CF&Co's request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to CF&Co to the extent such document is available on EDGAR.

      (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

      (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of
Section 7(d) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for CF&Co in connection therewith, (iv) the printing and delivery to CF&Co of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, (vi) filing fees and expenses, if any, of the Commission and the NASD Corporate Finance Department.

      (h) The Company will use the Net Proceeds as described in the Prospectus and, in any case, for general corporate purposes only, in the ordinary course of its business and consistent with past practice and, without limiting the generality of the foregoing, shall not use such proceeds to make a loan to any employee, officer, director or stockholder of the Company (other than loans made to new employees as a condition of employment), to repay any loan or other obligation of the Company to any such person or to repurchase or pay a dividend on Common Shares or other securities of the Company (in any such case, regardless of whether such loan or payment was authorized by the Company's Board of Directors prior to the date hereof).

      (i) During either the pendency of any Placement Notice given hereunder, or any period in which the Prospectus relating to the Placement Shares is required to be delivered by CF&Co, the Company shall provide CF&Co notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with (i) the issuance or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options, (ii) the issuance or sale of Common Shares pursuant to the AMLI Residential Properties Trust Executive Share Purchase Plan, the AMLI Residential Properties Restricted Share Plan (f/k/a Amended Senior Office Share Acquisition
Plan), the AMLI Residential Properties Option Plan, the AMLI Residential Properties 2002 Trustee Share Compensation Plan or the AMLI Residential Properties 401(k) Plan or (iii) any Common Shares issuable upon conversion or redemption of securities, including, but not limited to, operating partnership units in the Operating Partnership, or the exercise of warrants, options or other rights in effect or outstanding.

      (j) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise CF&Co immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to CF&Co pursuant to this Agreement.

      (k) The Company will cooperate with any due diligence review conducted by CF&Co or its agents, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours, as CF&Co may reasonably request.

      (l) The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a "FILING DATE"), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through CF&Co, the Net Proceeds to the Company and the compensation payable by the Company to CF&Co with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

      (m) During the term of this Agreement, each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; (iv) files a report on Form 8-K containing amended financial information (other than either an earnings release or to "furnish" information pursuant to Items 2.02 or 7.01 of revised Form 8-K) under the Exchange Act; or (v) files a Form 8-K under the Exchange Act for any other purpose (other than to "furnish" information pursuant to Items 2.02 or 7.01 of revised Form 8-K) (each date of filing of one or more of the documents referred to in clauses (i) through (v) shall be a "REPRESENTATION DATE"); the Company shall furnish CF&Co (but in the case of clause (v) above only if CF&Co reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(m), within three days of any Representation Date if requested by CF&Co.

      (n) On the date hereof and thereafter within three days of any Representation Date if requested by CF&Co, the Company shall cause to be furnished to CF&Co (but in the case of Section 7(m)(v) only if requested by CF&Co in accordance with the provisions of Section 7(m)) with a written opinion of Mayer, Brown, Rowe and Maw LLP (the "COMPANY COUNSEL"), dated as of a date within three days after such Representation Date if so requested, substantially similar to the form attached hereto as Exhibit 7(n), but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish CF&Co with a letter to the effect that CF&Co may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). The Company acknowledges and agrees that until CF&Co receives such opinion if requested following a Representation Date, CF&Co may refrain from any sales of Placement Shares pursuant to any Placement Notice given hereunder.

      (o) On the date hereof and thereafter within three days of any Representation Date if requested by CF&Co, the Company shall cause its independent registered public accountants to furnish CF&Co letters (the "COMFORT LETTERS"), dated as of a date within three days after such Representation Date if so requested, in form and substance satisfactory to CF&Co, (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings (the first such letter, the "INITIAL COMFORT LETTER") and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The Company acknowledges and agrees that until CF&Co receives such Comfort Letter if requested following a Representation Date, CF&Co may refrain from any sales of Placement Shares pursuant to any Placement Notice given hereunder.

      (p) The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares; provided, however, the Company may bid for and purchase shares of beneficial interest of the Company in accordance with Rule 10b-18 promulgated under the Exchange Act.

      (q) The Company acknowledges and agrees that CF&Co has informed the Company that CF&Co may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Placement Shares for its own account and for the account of its clients at the same time as Placement Shares are being sold by the Company pursuant to this Agreement, provided that the Company shall not be deemed to have authorized or consented to any such purchases or sales by CF&Co.

      (r) The Company and its Subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

      (s) The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

      (t) Each authorization or Placement Notice issued by the Company to CF&Co to solicit offers to purchase Placement Shares, and each occurrence of a Representation Date, shall be deemed to be an affirmation that the representations and warranties made by it in this Agreement are true and correct in all material respects at the time such Placement Notice is issued or as of such Representation Date, as the case may be, except to the extent such representation and warranty is solely as of a specific date, and that the Company has complied in all material respects with all of the agreements to be performed by it hereunder at or prior to such time.

      (u) The Company will operate in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the Company will take all reasonable efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years.

      (v) The Company will not be or become, at any time prior to the expiration of three years after the termination of this Agreement, an "investment company," as such term is defined in the Investment Company Act, assuming no change in the Commission's current interpretation as to entities that are not considered an investment company.

      (w) The Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

      (x) The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during any period in which such periodic reports are being prepared.

      (y) The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

      (z) The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Shares sold through CF&Co under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Placement Shares pursuant to this Agreement during the relevant quarter.

   8. Conditions to CF&Co's Obligations. The obligations of CF&Co hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by CF&Co of a due diligence review satisfactory to CF&Co in its reasonable judgment, and to the continuing satisfaction (or waiver by CF&Co in its sole discretion) of the following additional conditions:

      (a) The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by

CF&Co and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

      (b) None of the following events shall have occurred: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

      (c) CF&Co shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in CF&Co's opinion is material, or omits to state a fact that in CF&Co's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

      (d) Except as contemplated in the Prospectus, or disclosed in the Company's reports filed with the Commission, there shall not have been any material change, on a consolidated basis, in the authorized shares of beneficial interest of the Company or any Material Adverse Effect, or any development that has caused, or that may reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company's securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company's securities, the effect of which, in the case of any such action by a rating organization described above, in the sole judgment of CF&Co (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

      (e) CF&Co shall have received the opinion of Company Counsel required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such opinions are required pursuant to Section 7(n).

      (f) CF&Co shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

      (g) CF&Co shall have received the certificates required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificates are required pursuant to Section 7(m).

      (h) The Shares shall continue to be listed on the New York Stock Exchange. Trading in the Shares shall not have been suspended on the Exchange.

      (i) On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to CF&Co such appropriate further information, certificates and documents as CF&Co may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish CF&Co with such conformed copies of such opinions, certificates, letters and other documents as CF&Co shall reasonably request.

      (j) Prior to the giving of any Placement Notice, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

      (k) All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the giving of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

      (l) The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance.

      (m) There shall not have occurred any event that would permit CF&Co to terminate this Agreement pursuant to Section 11(a).

   9. Indemnification and Contribution.

      (a) The Company agrees to indemnify and hold harmless CF&Co, the directors, officers, partners, employees and agents of CF&Co and each person, if any, who (i) controls CF&Co within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with CF&Co, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the

Registration Statement or any amendment thereof, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to CF&Co furnished to the Company in writing by CF&Co for use therein.

      (b) CF&Co agrees, severally and not jointly, to indemnify and hold harmless the Company, its trustees, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to CF&Co, but only with reference to information relating to CF&Co furnished to the Company in writing by CF&Co expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by CF&Co, in the case of parties indemnified pursuant to
Section 9(a), and by the Company, in the case of parties indemnified pursuant to
Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and CF&Co on the other hand from the offering of the Placement Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company on the one hand and of CF&Co on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and CF&Co on the other hand in connection with the offering of the Placement Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Placement Shares (before deducting expenses) received by the Company and the total discount, commission or other compensation received by the CF&Co, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Placement Shares. The relative fault of the Company on the one hand and CF&Co on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by CF&Co and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (e) The Company and CF&Co agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9, CF&Co shall not be required to contribute any amount in excess of the amount by which the total price at which the Placement Shares were offered to the public exceeds the amount of any damages that CF&Co has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of CF&Co, any person controlling CF&Co or any affiliate of CF&Co or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Placement Shares.

   10. Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of CF&Co, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons),
(ii) delivery and acceptance of the Placement Shares and payment therefor or
(iii) any termination of this Agreement.

   11. Termination.

      (a) CF&Co shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that has actually occurred and that is reasonably expected to cause a Material Adverse Effect has occurred that, in the reasonable judgment of CF&Co, may materially impair the investment quality of the Placement Shares,
(ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n) or 7(o), CF&Co's right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; provided, further, that, CF&Co shall have the right to suspend its obligations hereunder, regardless of whether a Placement Notice is pending, beginning on the third (3rd) day after the date of any Representation Date if any certification, opinion, or letter referenced in the foregoing proviso has not yet been (or caused to be) delivered; (iii) any other condition of CF&Co's obligations hereunder is not fulfilled; or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of
Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. If CF&Co elects to terminate this Agreement as provided in this Section 11, CF&Co shall provide the required notice as specified herein.

      (b) The Company shall have the right, by giving thirty (30) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time following the period of three (3) months after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

      (c) CF&Co shall have the right, by giving thirty (30) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time following the period of three (3) months after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

      (d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

      (e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by CF&Co or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

   12. Notices.

      All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to CF&Co, shall be delivered to CF&Co at Cantor Fitzgerald & Co., 110 E. 59th Street, New York, New York 10022, fax no. (212) 829-4972,
Attention: ITD-Investment Banking, with copies to Stephen Merkel, General Counsel, at the same address, and DLA Piper Rudnick Gray Cary US LLP, 1251 Avenue of the Americas, New York, NY 10020, fax no. (212) 884-8494, Attention:
Dean M. Colucci; or if sent to the Company, shall be delivered to AMLI Residential Properties Trust, 125 South Wacker Drive, Suite 3100, Attention:
Robert Chapman, fax no. (312) 443-0909, with a copy to Mayer Brown Rowe & Maw LLP, 190 South La Salle Street, Chicago, IL 60603-3441, fax no. (312) 701-7711,
Attention: Edward J. Schneidman. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, "BUSINESS DAY" shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

   13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and CF&Co and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

   14. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.

   15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and placement notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and CF&Co. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

   16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

   17. Waiver of Jury Trial. The Company and CF&Co each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

   18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

      If the foregoing correctly sets forth the understanding between the Company and CF&Co, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and CF&Co.

                          Very truly yours,

                          AMLI RESIDENTIAL PROPERTIES TRUST

                          By: /s/Robert J. Chapman
                              ---------------------------------------------
                          Robert J. Chapman
                          Executive Vice President and Chief Financial Officer

                          AMLI RESIDENTIAL PROPERTIES, L.P.

                           By: AMLI Residential Properties Trust, its general partner

                           By: /s/Robert J. Chapman
                               ------------------------------------------
                           Robert J. Chapman
                           Executive Vice President and Chief Financial Officer

                          ACCEPTED AS OF THE DATE
                          FIRST-ABOVE WRITTEN:

                          CANTOR FITZGERALD &CO.

                          By: /s/Cantor Fitzgerald & Co.
                              ---------------------------------------------

                                                                      SCHEDULE 1

                             CANTOR FITZGERALD & CO.
                               110 E. 59TH STREET
                            NEW YORK, NEW YORK 10022

Date   _______________, 200[5]

AMLI RESIDENTIAL PROPERTIES TRUST
125 South Wacker Drive, Suite 3100
Chicago, IL 60606
Attn: Robert Chapman,
      Executive Vice President and Chief Financial Officer

VIA FACSIMILE

                            FORM OF PLACEMENT NOTICE

Dear _________:

This confirms our agreement to sell up to ______________ [common shares of beneficial interest, par value $0.01 per share], of AMLI RESIDENTIAL PROPERTIES TRUST, a Maryland corporation (the "Company"), pursuant to the CONTROLLED EQUITY OFFERING(SM) Sales Agreement executed between the Company and Cantor Fitzgerald & Co. ("CF&Co") on April [_], 2005 (the "Agreement"). Terms used herein but not defined herein shall have the meanings set forth in the Agreement.

Number of Shares to be Sold:
                                     __________________________________________

Minimum Price at which Shares may
be Sold:

Date(s) on which Shares may be Sold:
                                     __________________________________________

Underwriting Discount/Commission:
                                     __________________________________________

Manner and capacity in which shares
are to be Sold :                     __________________________________________

By executing this draw down notice, the parties agree to comply with the aforementioned agreements, and to execute the transaction as described herein:

Placements. The terms set forth in this Placement Notice will not be binding on the Company or CF&Co unless and until the Company delivers written notice of its acceptance of all of the terms of such Placement Notice (an "Acceptance"); provided, however, that neither the Company nor CF&Co will be bound by the terms of a Placement Notice unless the Company delivers to CF&Co an Acceptance with respect thereto prior to 4:30 p.m. (New York City time) on the Business Day following the Business Day on which such Placement Notice is delivered to the Company. In the event of a conflict between the terms of the Agreement and the terms of a Placement Notice, the terms of this Placement Notice will control.

Sale of Placement Shares by CF&Co. Subject to the terms and conditions of the Agreement, upon the Acceptance of a Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of the Agreement, CF&Co will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of this Placement Notice.

CF&Co will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co with respect to such sales, and the Net Proceeds (as defined below) payable to the Company.

The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, and (ii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares. For the purposes hereof, "Trading Day" means any day on which the Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

Suspension of Sales. The Company or CF&Co may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party's obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against CF&Co unless it is made to one of the individuals named on Schedule 2 to the Agreement, as such Schedule may be amended from time to time.

Settlement of Placement Shares. Unless otherwise specified herein, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each a "Settlement Date"). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold ("Net Proceeds") will be equal to the aggregate sales price at which such Shares were sold, after deduction for (i) CF&Co's commission, discount, or other compensation for such sales payable by the Company pursuant to Section 2 of the Agreement, (ii) any other amounts due and payable by the Company to CF&Co pursuant to Section 7(h) of the Agreement, and
(iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co's or its designee's account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, CF&Co will deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in
Section 9(a) of the Agreement, it will (i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and
(ii) pay to CF&Co any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

Very truly yours,

CANTOR FITZGERALD & CO

By: __________________

By executing this Acceptance the undersigned certifies that (i) all of the representations and warranties contained in the Agreement are true and correct on the date hereof as if made on the date hereof, (ii) the Board of Trustees or an authorized committee thereof has approved the terms and conditions of this Placement Notice, (iii) the Company is in full compliance with its obligations under the Agreement and (iv) all of the conditions precedent to the consummations of the sales contemplated by this Placement Notice has been satisfied. The undersigned undertakes to promptly notify CF&Co in the event that the above certification shall cease to be true and correct during any period in which sales may be made under this Placement Notice.

ACCEPTED as of the date
first-above written:

AMLI RESIDENTIAL PROPERTIES TRUST

By: __________________________
Name:
Title:

                                                                      SCHEDULE 2

CANTOR FITZGERALD & CO.

Phil Marber

Marc J. Blazer

Jeff Lumby

Patrice McNicoll

AMLI RESIDENTIAL PROPERTIES TRUST

Allan Sweet

Robert Chapman

                                                                    EXHIBIT 7(n)

                   MATTERS TO BE COVERED BY INITIAL OPINION OF

                           MAYER BROWN ROWE & MAW LLP

(i) the Company has been duly organized, is validly existing as a real estate investment trust in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

(ii) each of the Service Companies has been duly formed, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its formation, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. To such counsel's knowledge after due inquiry, the Operating Partnership and the other subsidiaries identified in the Registration Statement are the only subsidiaries of the Company required to be identified as such in the Company's most recent Annual Report on Form 10-K pursuant to Item 601 of Regulation S-K;

(iii) the Operating Partnership has been duly formed is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

(iv) the shares of beneficial interest outstanding prior to the issuance of the Placement Shares have been duly authorized and are validly issued, fully paid and non-assessable;

(v) all of the issued shares of capital stock of AIA have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Operating Partnership, free and clear of all liens, encumbrances equities or claims; all of the issued shares of capital stock of the Management Company have been duly and validly authorized and issued, are fully paid and non-assessable and the Operating Partnership directly owns all of the shares of preferred stock of the Management Company free and clear of all liens, encumbrances equities or claims and 1,000 of the 1,056 outstanding shares of common stock of the Management Company free and clear of all liens, encumbrances, equities or claims;

(vi) the Placement Shares to be issued on the date of such opinion, if, in fact, Placement Shares are to be issued on the date of such opinion, have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and in the manner described in the Prospectus, will be validly issued, fully paid and non-assessable, and the issuance of such Placement Shares will not be subject to any preemptive or similar rights;

(vii) this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership;

(viii) the execution and delivery by each of the Company and the Operating Partnership of, and the performance by each of the Company and the Operating Partnership of its obligations under, this Agreement will not contravene any provision of applicable law or the declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement or other governing document of the Company, the Operating Partnership or any of the Subsidiaries or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company, the Operating Partnership or any of the Subsidiaries that is material to the Company, the Operating Partnership and the Subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, the Operating Partnership or any of the Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by either of the Company or the Operating Partnership of its obligations under this Agreement, except such as may be required by the securities or the laws of the various states in connection with the offer and sale of the Placement Shares;

(ix) the statements relating to legal matters, documents or proceedings included in (A) the Prospectus under the captions "Description of Common Shares", "Description of Preferred Shares", " Description of Securities Warrants", "Description of Provisions of Maryland Law and Our Declaration of Trust and Bylaws" and "Underwriting" and (B) the Registration Statement in Item 15, in each case fairly summarize in all material respects such matters, documents or proceedings;

(x) the information in the Prospectus under the heading "Federal Income Tax Considerations" to the extent that such information constitutes matters of law or legal conclusions, is accurate and complete in all material respects;

(xi) beginning with the Company's taxable year ending December 31, 1994, (A) the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and (B) the Company's actual and proposed method of operation has enabled it and will continue to enable it to satisfy the requirements for qualification and taxation as a REIT;

(xii) the Operating Partnership will be treated for Federal income tax purposes as a partnership, and not as an association taxable as a corporation;

(xiii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company, the Operating Partnership or any of the

       Subsidiaries is a party or to which any of the properties of the Company, the Operating Partnership or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(xiv) the Registration Statement has been declared effective under the Securities Act, and to such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission;

(xv) except as disclosed in the Prospectus, to the knowledge of such counsel, none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of its declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement or other governing document, as the case may be, and none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is or was a party or by which such entity may be bound or affected, or to which any of the property or assets of such entity is subject, except to the extent that any of the foregoing, either individually or in the aggregate, would not have a Material Adverse Effect;

(xvi) to such counsel's knowledge after due inquiry, there are no persons with registration or other similar rights to have any securities of the Company, the Operating Partnership or the Subsidiaries registered pursuant to the Registration Statement; and

(xvii) neither the Company, the Operating Partnership nor any Subsidiary is, and after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      Nothing has come to the attention of such counsel that causes such counsel to believe that (A) any document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) did not comply when so filed as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (B) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (D) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws regarding real estate investment trusts of the State of Maryland, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated as of the date of delivery of such opinion, shall be satisfactory in form and substance to CF&Co, shall expressly state that CF&Co may rely on such opinion as if it were addressed to them and shall be furnished to CF&Co) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for CF&CO and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and on the representations of the Company as provided in this Agreement. In rendering the opinions contained in paragraph (x), such opinion may be based upon (a) the Internal Revenue Code and the rules and regulations promulgated thereunder and the interpretations of the Internal Revenue Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the time of the opinion,
(b) Maryland law existing and applicable to the Company, (c) facts and other matters set forth in the Prospectus, (d) the provisions of the Declaration of Trust of the Company, the agreements relating to properties owned by the Company and (e) certain statements and representations as to factual matters made by the Company to such counsel provided that such statements and representations are also set forth in a certificate to CF&Co.

                                                                    EXHIBIT 7(m)

                               OFFICER CERTIFICATE

      The undersigned, the duly qualified and elected _______________________, of AMLI RESIDENTIAL PROPERTIES TRUST ("Company"), a Maryland statutory real estate investment trust, does hereby certify in such capacity and on behalf of the Company and AMLI RESIDENTIAL PROPERTIES, L.P., a Delaware limited partnership (the "Operating Partnership"), pursuant to Section 7(m) of the Sales Agreement dated May [_], 2005 (the "Sales Agreement") by and among the Company, the Operating Partnership and Cantor Fitzgerald & Co., that to the best of the knowledge of the undersigned. Capitalized terms used but not defined herein shall have the meanings given thereto in the Sales Agreement.

      (i) Except for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Company and the Operating Partnership in Section 6 of the Sales Agreement are true and correct on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, with the same force and effect as if expressly made on and as of the date hereof;

      (ii) The Company and the Operating Partnership have complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof; and

      (iii) As of the date hereof, the Company is the holder of record of ___________ Units, or approximately __% of the ___________ issued and outstanding Units.

                                        By: ______________________________
                                            Name:
                                            Title:

Date: _________________